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                                                                    EXHIBIT 99.1

Thursday October 5, 10:03 am Eastern Time

Press Release

SOURCE: MetaSolv Software, Inc.

Contact:
Glenn A. Etherington, Chief Financial Officer
(972) 403-8300
getherington@metasolv.com

         METASOLV SOFTWARE TO BROADCAST THIRD QUARTER CONFERENCE CALL
                             LIVE ON THE INTERNET

PLANO, Texas (Oct. 5, 2000) - MetaSolv Software, Inc. (Nasdaq/NM: MSLV) today announced it will provide an online Web simulcast and rebroadcast of its 2000 third quarter earnings release conference call.

     The live broadcast of MetaSolv Software, Inc.'s quarterly conference call will be available online by going to www.metasolv.com and clicking on the link to Investor Relations and at www.streetevents.com and www.vcall.com. The call is scheduled to begin at 5:00 p.m. EDT on October 18, 2000. The online replay will follow shortly after the call and continue through November 18, 2000.

About MetaSolv Software, Inc.

MetaSolv Software, Inc. (Nasdaq: MSLV) headquartered in Plano, Texas was founded in 1992. MetaSolv is a leading provider of order management and service fulfillment solutions for next generation communications providers. MetaSolv's Telecom Business Solution* (TBS*) software product suite integrates a communications provider's business from network planning and engineering to operations and customer care. With MetaSolv's TBS software, communications providers can quickly and efficiently respond to market demand, optimize their service fulfillment processes, and build stronger relationships with their customers. MetaSolv is an active participant in the Ordering & Billing Forum
(OBF), TeleManagement Forum (TMF) and the new Application Service Provider (ASP) Consortium. MetaSolv has regional offices in Chicago, Denver, Atlanta, McLean, VA and London. MetaSolv's web site is www.metasolv.com, or contact MetaSolv directly at (800) 747-0791.